UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Global SmallCap Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Audio Transcript

The following is a transcript of a voicemail message from President and Chief Executive Officer of BlackRock Global SmallCap Fund, Inc. and BlackRock Value Opportunities Fund, Inc. (together, the “Funds”), John Perlowski, to certain shareholders of the Funds.

Hello, this is John Perlowski, President and CEO of the BlackRock Mutual Funds.

I’m calling to personally ask for your vote for an upcoming Special Meeting of Shareholders to vote on certain Board approved investment objective and investment restriction changes to your fund.

You should have received materials related to the special meeting that included instructions on how to easily vote your shares by mail, over the phone or online.

As one of our valued shareholders, your participation in the vote to approve these proposals is needed.

If you have your proxy materials, you can vote online or over the phone, using the instructions on your proxy card. If you do not have your materials, you can vote by calling our proxy agent services line, toll free at 1-866-704-4427, that’s 1-866-704-4427.

We greatly appreciate your time and your investment in the BlackRock Mutual Funds.